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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Exhibit 10.1

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

dated as of February 24, 2012

between

NEKTAR THERAPEUTICS

and

RPI FINANCE TRUST

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

-i-

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

-ii-

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Purchase and Sale Agreement”), dated as of February 24, 2012, is between Nektar Therapeutics, a Delaware corporation (the “Seller”), and RPI Finance Trust, a Delaware statutory trust (the “Purchaser”).

W I T N E S S E T H :

WHEREAS, the Seller has the right to receive royalties under the License Agreements; and

WHEREAS, the Seller desires to sell, contribute, assign, transfer, convey and grant to the Purchaser, and the Purchaser desires to purchase, acquire and accept from the Seller, the Purchased Assets described herein, upon and subject to the terms and conditions set forth in this Purchase and Sale Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE I

DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms, as used herein, shall have the following respective meanings:

“Affiliate” means, with respect to any designated Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such designated Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Bankruptcy Event” means the occurrence of any of the following in respect of any Person: (a) an admission in writing by such Person of its inability to pay its debts as they become due or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for such Person or for any substantial part of its property; (c) corporate or other entity action taken by such Person to authorize any of the actions set forth in clause (a) or (b) of this definition; or (d) without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Person, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within thirty (30) days from entry thereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

“Closing” has the meaning set forth in Section 6.1.

“Closing Date” has the meaning set forth in Section 6.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Confidentiality Agreement” means that certain letter agreement, dated [***], by and between the Seller and RP Management, LLC, an Affiliate of the Purchaser.

“Consent Standard” means, for purposes of Sections 5.5(a) and (b), [***].

“Counterparty” means, as the context requires, UCB or Roche.

“Counterparty Agreements” means, collectively, the UCB Agreements and the Roche License Agreement.

“Counterparty Instructions” means the UCB Instruction and the Roche Instruction.

“Counterparty Sublicensee” means, as the context requires, a Roche Sublicensee or a UCB Sublicensee.

“Defaulting Party” has the meaning set forth in Section 5.5(d).

“Designated Affiliate” has the meaning set forth in Section 2.6.

“Designated Assets” has the meaning set forth in Section 2.6.

“Disputes” has the meaning set forth in Section 3.11(i).

“Dollar” or the sign “$” means United States dollars.

“Enzon Agreement” means that certain Cross-License and License Option Agreement, dated as of January 7, 2002, by and among Enzon, Inc., Inhale Therapeutic Systems, Inc. and the Seller (as successor to Shearwater Corporation).

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Excluded Liabilities and Obligations” has the meaning set forth in Section 2.4.

“Excluded Payments” means all amounts due or paid to the Seller or any of its Affiliates (a) resulting from the supply of Reagent by the Seller or any of its Affiliates pursuant to Clause 4 of the Roche License Agreement and Clause 7.5 of the UCB License Agreement and (b) pursuant to Clause 12.4, subclauses (a) and (b) of Clause 12.5 and Clause 13.3 of the Roche License Agreement.

“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

“First Commercial Sale” means, as the context requires, FIRST COMMERCIAL SALE (as defined in Clause 1.15 of the UCB License Agreement) and FIRST COMMERCIAL SALE (as defined in Clause 1.6 of the Roche License Agreement).

“Fourth Quarter Royalty Report” means the report provided pursuant to Clause 9.1.1 of the Roche License Agreement for the three-month period ending December 31.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including each Patent Office, the FDA and any other government authority in any country.

[***]

“Intellectual Property Rights” means the UCB Intellectual Property Rights and the Roche Intellectual Property Rights.

“Knowledge” means, with respect to the Seller, [***].

“Know-How” means KNOW-HOW (as defined in Clause 1.3 of the UCB License Agreement) and KNOW-HOW (as defined in Clause 1.7 of the Roche License Agreement).

“License Agreements” means the Roche License Agreement and the UCB License Agreement.

“Licensed Products” means the Roche Licensed Products and the UCB Licensed Products.

“Licensor” means, at the time of the Closing, the Seller and, after the Closing, the Purchaser.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale or any sale with recourse, or any other restriction on transfer.

“Loss” means any loss, liability, cost, expense (including reasonable costs of investigation and defense and reasonable attorneys’ fees and expenses), charge, fine, penalty, obligation, judgment, award, assessment, claim or cause of action.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Manufacturing Matters” means matters relating solely to the manufacture, supply or purchase of Roche Reagent or the UCB Reagent, as applicable.

[***]

“Material Adverse Effect” means a material adverse effect on (a) the legality, validity or enforceability of any of the Transaction Documents or the License Agreements, (b) the ability of the Seller to perform its obligations under any of the Transaction Documents or the License Agreements, (c) the rights or remedies of the Purchaser under any of the Transaction Documents or the License Agreements, (d) the right of the Purchaser to receive the Royalties, the timing, amount or duration of the Royalties, or the right to receive royalty reports and other information (including audit information) on the terms set forth in the Counterparty Agreements and this Purchase and Sale Agreement, or (e) the business of the Seller and its Subsidiaries, taken as a whole.

“New Arrangement” means, as the context requires, a Roche New Arrangement or a UCB New Arrangement.

“Party” shall mean the Seller or the Purchaser, as the context requires, and “Parties” shall mean, together, the Seller and the Purchaser.

“Patent Office” means the applicable patent office, including the United States Patent and Trademark Office and any comparable foreign patent office, for any Intellectual Property Rights that are Patents.

“Patents” means the Roche Patents and the UCB Patents.

“Permitted Lien” means any Lien created or existing under any of the Counterparty Agreements.

“Permitted Tax Withholding” means (a) in the case of the Roche License Agreement, any Tax withholding expressly permitted under Clause 9.1.2 of the Roche License Agreement and (b) in the case of the UCB License Agreement, any Tax withholding expressly permitted under the second subclause (c) of Clause 8.1 of the UCB License Agreement, in each case except to the extent that any such Tax withholding taken by either Counterparty against any Royalties constitutes a Specified Tax Withholding.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Prime Rate” means, at any date, the most recent rate of interest published in the “Money Rates” section of The Wall Street Journal under the designation “U.S. Prime Rate”.

“Products” means the Roche Licensed Products and the UCB Licensed Products.

“Purchase and Sale Agreement” has the meaning set forth in the preamble.

“Purchase Price” has the meaning set forth in Section 2.2.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Purchased Assets” means, collectively, the Seller’s (a) right, title and interest in, to and under the Roche License Agreement to receive all of the Roche Royalties and (b) right, title and interest in, to and under the UCB License Agreement to receive all of the UCB Royalties.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Account” has the meaning set forth in Section 5.4(b).

“Purchaser Indemnified Party” has the meaning set forth in Section 7.1.

“Reagent” means the Roche Reagent and the UCB Reagent.

“Regulatory Agency” means a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals in any country.

“Regulatory Approvals” means, collectively, all regulatory approvals, registrations, certificates, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier) pursuant to which the Products may be marketed, sold and distributed by Roche or UCB, as the case may be, in a jurisdiction, issued by the appropriate Regulatory Agency.

“Restricted Person” means a Person primarily in the business of [***].

“Roche” means, together, F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche, Inc.

“Roche Affiliate” means any AFFILIATE (as defined in Clause 1.1 of the Roche License Agreement) of Roche.

“Roche Bill of Sale” means that certain bill of sale, dated as of the Closing Date, executed by the Seller and the Purchaser, substantially in the form of Exhibit A-1.

“Roche Consent” means that certain letter agreement, dated [***], by and between the Seller (as successor to Nektar Therapeutics AL, Corporation) and Roche.

“Roche Financing Statement” means that certain financing statement, dated as of the Closing Date, substantially in the form of Exhibit L-1.

“Roche Instruction” means the irrevocable direction to Roche in the form set forth in Exhibit B.

“Roche Intellectual Property Rights” means LICENSED TECHNOLOGY (as defined in Clause 1.9 of the Roche License Agreement), to the extent licensed to Roche under the Roche License Agreement.

“Roche License Agreement” means, [***].

“Roche Licensed Products” means PRODUCT (as defined in Clause 1.14 of the Roche License Agreement).

“Roche Manufacturing Information” means any and all information relating solely to the manufacture, supply or purchase of Roche Reagent, and the respective rights and obligations of the Seller or Roche in respect thereof.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Roche Net Sales” means NET SALES (as defined in Clause 1.12.1 of the Roche License Agreement).

“Roche New Arrangement” has the meaning set forth in Section 5.6(a).

“Roche Patents” means NEKTAR PATENT RIGHTS (as defined in Clause 1.17 of the Roche License Agreement), to the extent included in the Roche Intellectual Property Rights.

“Roche Reagent” means REAGENT (as defined in Clause 1.15 of the Roche License Agreement).

“Roche Royalties” means [***].

“Roche Royalty Reports” means the royalty reports delivered to the Seller and the Purchaser by Roche pursuant to Clause 9.1.1 of the Roche License Agreement setting forth Roche Net Sales for each calendar quarter during the years ending December 31, 2012 and 2013.

“Roche Royalty Term” means the period commencing on the Royalties Commencement Date and ending on the last day of the last to expire ROYALTY TERM (as defined in Clause 1.16 of the Roche License Agreement).

“Roche Sublicensee” means any SUBLICENSEE (as defined in Clause 1.20 of the Roche License Agreement) of Roche.

“Roche Valid Claim” means any VALID PATENT CLAIM (as defined in Clause 1.23 of the Roche License Agreement).

“Royalties” means the Roche Royalties and the UCB Royalties.

“Royalties Commencement Date” means January 1, 2012.

“Royalty Reduction” has the meaning set forth in Section 3.13 (f); provided, however, that “Royalty Reduction” shall not include any Set-off or Specified Tax Withholding.

“Royalty Term” means, as the case may be, the Roche Royalty Term or the UCB Royalty Term.

“SEC” means the U.S. Securities and Exchange Commission.

“Seller” has the meaning set forth in the preamble.

“Seller Account” has the meaning set forth in Section 5.4(d).

“Seller Indemnified Party” has the meaning set forth in Section 7.2.

“Seller Overpayment” has the meaning set forth in Section 2.3(d).

“Seller Underpayment” has the meaning set forth in Section 2.3(e).

“Set-off” means any set-off or off-set; provided, however, that “Set-off” shall not include any Royalty Reduction or Specified Tax Withholding.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Specified Tax Withholding” has the meaning set forth in Section 5.8(b).

“Sublicensee” means, as the context requires, a Roche Sublicensee or a UCB Sublicensee.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

[***]

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, abandoned property, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Third Party” means any Person that is not a Party.

“Third Party Claim” means any claim, action, suit or proceeding by a Third Party, including any investigation by any Governmental Authority.

“Transaction Documents” means this Purchase and Sale Agreement, the Roche Bill of Sale, the UCB Bill of Sale and the Counterparty Instructions.

“UCB” means UCB Celltech, the U.K. registered branch of UCB Pharma S.A.

“UCB Affiliate” means any AFFILIATE (as defined in Clause 1.12 of the UCB License Agreement) of UCB.

“UCB Agreements” means, collectively, [***].

“UCB Bill of Sale” means that certain bill of sale, dated as of the Closing Date, executed by the Seller and the Purchaser, substantially in the form of Exhibit A-2 (as may be modified, at or prior to the Closing, if a Designated Affiliate is designated pursuant to Section 2.6).

“UCB Consent” means that certain letter agreement, dated as of [***], by and between the Seller (as successor to Shearwater Corporation and Nektar Therapeutics AL, Corporation) and UCB (as successor to Celltech Chiroscience Ltd. and Celltech R&D Limited).

“UCB Financing Statement” means that certain financing statement, dated as of the Closing Date, substantially in the form of Exhibit L-2 (as may be modified, at or prior to the Closing, if a Designated Affiliate is designated pursuant to Section 2.6).

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“UCB Instruction” means the irrevocable direction to UCB in the form set forth in Exhibit C (as may be modified, at or prior to the Closing, if a Designated Affiliate is designated pursuant to Section 2.6).

“UCB Intellectual Property Rights” means LICENSED TECHNOLOGY (as defined in Clause 1.4 of the UCB License Agreement), to the extent licensed to UCB under the UCB License Agreement.

“UCB License Agreement” means, [***].

“UCB Licensed Products” means PRODUCT (as defined in Clause 1.7 of the UCB License Agreement).

“UCB Manufacturing Information” means any and all information relating solely to the manufacture, supply or purchase of UCB Reagent, and the respective rights and obligations of the Seller or UCB in respect thereof.

“UCB Manufacturing Process” means MANUFACTURING PROCESS (as defined in the UCB Technology Transfer Agreement).

“UCB New Arrangement” has the meaning set forth in Section 5.6(b).

“UCB Patents” means SHEARWATER PATENT RIGHTS (as defined in Clause 1.1 of the UCB License Agreement), to the extent included in the UCB Intellectual Property Rights.

“UCB Reagent” means REAGENT (as defined in Clause 1.6 of the UCB License Agreement).

“UCB Royalties” means [***].

“UCB Royalty Term” means the period commencing on the Royalties Commencement Date and ending on the date on which the UCB License Agreement expires pursuant to Clause 11.1 thereof.

“UCB Sublicensee” means any SUBLICENSEE (as defined in Clause 1.13 of the UCB License Agreement) of UCB.

[***].

“UCB Valid Claim” means any VALID PATENT CLAIM (as defined in Clause 1.2 of the UCB License Agreement).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the back-up security interest or any portion thereof granted pursuant to Section 2.1(d) is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of Delaware, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Purchase and Sale Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Section 1.2 Rules of Construction.

(a) Unless the context otherwise requires, in this Purchase and Sale Agreement:

(i) a term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(ii) unless otherwise defined, all terms that are defined in the UCC shall have the meanings stated in the UCC;

(iii) words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders;

(iv) the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation”;

(v) unless otherwise specified, references to a contract or agreement include references to such contract or agreement as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with its terms (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein), and include any annexes, exhibits and schedules hereto or thereto, as the case may be; provided, however, that, unless otherwise specified, terms defined in Section 1.1 by reference to any other contract or agreement shall be deemed to refer to such contract or agreement as in effect on the date of this Purchase and Sale Agreement;

(vi) any reference to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Transaction Document) and any reference to a Person in a particular capacity excludes such Person in other capacities;

(vii) references to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment thereof or any substitution therefor;

(viii) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(ix) the words “hereof,” “herein,” “hereunder” and similar terms shall refer to this Purchase and Sale Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Purchase and Sale Agreement unless otherwise specified;

(x) the definitions of terms shall apply equally to the singular and plural forms of the terms defined;

(xi) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”;

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(xii) where any payment is to be made, any funds are to be applied or any calculation is to be made under this Purchase and Sale Agreement on a day that is not a Business Day, unless this Purchase and Sale Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly; and

(xiii) any reference to a term that is defined by reference to its meaning in a License Agreement shall refer to such term’s meaning in such License Agreement as in existence on the date hereof (and not to any new, substituted or amended version thereof).

(b) The provisions of this Purchase and Sale Agreement shall be construed according to their fair meaning and neither for nor against either Party irrespective of which Party caused such provisions to be drafted. Each Party acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Purchase and Sale Agreement and the other Transaction Documents.

ARTICLE II

PURCHASE AND SALE OF THE PURCHASED ASSETS

Section 2.1 Purchase and Sale.

(a) Subject to the terms and conditions of this Purchase and Sale Agreement, on the Closing Date, the Seller hereby sells, contributes, assigns, transfers, conveys and grants to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Seller, all of the Seller’s rights, title and interest in and to the Purchased Assets, free and clear of any and all Liens, other than those Liens created under the Transaction Documents and the UCB Consent.

(b) The Seller and the Purchaser intend and agree that the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets under this Purchase and Sale Agreement shall be, and are, a true, complete, absolute and irrevocable assignment and sale by the Seller to the Purchaser of the Purchased Assets and that such assignment and sale shall provide the Purchaser with the full benefits of ownership of the Purchased Assets. Neither the Seller nor the Purchaser intends the transactions contemplated hereby to be, or for any purpose characterized as, a loan from the Purchaser to the Seller or a pledge or assignment or a security agreement. The Seller waives any right to contest or otherwise assert that this Purchase and Sale Agreement does not constitute a true, complete, absolute and irrevocable sale and assignment by the Seller to the Purchaser of the Purchased Assets under Applicable Law, which waiver shall be enforceable against the Seller in any Bankruptcy Event in respect of the Seller. The sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets shall be reflected on the Seller’s financial statements and other records as a sale of assets to the Purchaser (except to the extent GAAP or the rules of the SEC require otherwise with respect to the Seller’s consolidated financial statements).

(c) The Seller hereby authorizes the Purchaser to execute, record and file, and consents to the Purchaser executing, recording and filing, at the Purchaser’s sole cost and expense, financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable), and amendments thereto, in such manner and in such jurisdictions as are necessary or appropriate to evidence or perfect the sale, contribution, assignment, transfer, conveyance and grant by the Seller to the Purchaser, and the purchase, acquisition and acceptance by the Purchaser from the Seller, of the Purchased Assets and to perfect the security interest in the Purchased Assets granted by the Seller to the Purchaser pursuant to Section 2.1(d).

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(d) Notwithstanding that the Seller and the Purchaser expressly intend for the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets to be a true, complete, absolute and irrevocable sale and assignment, the Seller hereby assigns, conveys, grants and pledges to the Purchaser, as security for its obligations created hereunder in the event that the transfer contemplated by this Purchase and Sale Agreement is held not to be a sale, a first priority security interest in and to all of the Seller’s right, title and interest in, to and under the Purchased Assets and, in such event, this Purchase and Sale Agreement shall constitute a security agreement.

Section 2.2 Purchase Price. In full consideration for the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets, and subject to the terms and conditions set forth herein, the Purchaser shall pay (or cause to be paid) to the Seller, or the Seller’s designee, at the Closing, the sum of ONE HUNDRED TWENTY-FOUR MILLION DOLLARS ($124,000,000), in immediately available funds by wire transfer to the Seller Account (the “Purchase Price”). The Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation set forth on Exhibit I, which the Parties agree shall be final and binding and shall be amended following the Closing to reflect the adjustment of the Purchase Price allocated to the Purchased Assets described in clause (a) of the definition thereof in the amount of any payments made to or by Purchaser under Section 2.3, and the Parties agree not to take any position that is inconsistent with such allocation on any Tax return or in any audit or other Tax-related administrative or judicial proceeding, unless taking such a position is required by Applicable Law.

Section 2.3 Roche Net Sales Repayment.

(a) [***] following the Seller’s receipt of the Fourth Quarter Royalty Report setting forth Roche Net Sales through each of December 31, 2012 and December 31, 2013, the Seller shall provide the Purchaser with a written notice detailing the Seller’s calculation of worldwide Roche Net Sales for the twelve (12) month period ending on such December 31. [***] the Seller provides such written notice to the Purchaser, the Seller shall pay to the Purchaser any amount that is payable to the Purchaser under this Section 2.3.

(b) If worldwide Roche Net Sales for the twelve (12) month period ending December 31, 2012:

(i) are equal to or greater than [***], then, except as otherwise provided under Sections 2.3(d) and 2.3(e), the Seller shall not owe the Purchaser any payment, and the Seller shall have no further obligation, under this Section 2.3;

(ii) are less than [***] but equal to or greater than [***], then the Seller shall pay $3,000,000 to the Purchaser and, except as otherwise provided under Sections 2.3(d) and 2.3(e), following the Seller making such payment to the Purchaser, the Seller shall not owe the Purchaser any further payment, and the Seller shall have no further obligation, under this Section 2.3; or

(iii) are less than [***], then the Seller shall pay $3,000,000 to the Purchaser and, following the Seller making such payment to the Purchaser, the Seller shall remain subject to the potential payment obligations set forth in Section 2.3(c).

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Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c) If worldwide Roche Net Sales for the twelve (12) month period ending December 31, 2012 are less than [***] and worldwide Roche Net Sales for the twelve (12) month period ending December 31, 2013:

(i) are equal to or greater than [***], then the Seller shall not owe the Purchaser any payment under this Section 2.3(c);

(ii) are less than [***] but equal to or greater than [***], then the Seller shall pay $3,000,000 to the Purchaser; or

(iii) are less than [***], then the Seller shall pay $7,000,000 to the Purchaser.

(d) If the Seller makes any payment to the Purchaser under this Section 2.3 for the twelve (12) month period ended December 31, 2012 or 2013, and, subsequent thereto, (i)(x) it is determined that the actual Roche Net Sales for such period were greater than the Roche Net Sales for such period set forth in the applicable Roche Royalty Reports for such period and (y) the amount of the payment actually made by the Seller to the Purchaser for such period under this Section 2.3 was greater than the amount of the payment that would have been required to be made by the Seller to the Purchaser for such period under this Section 2.3 if such actual Roche Net Sales had been set forth in such Roche Royalty Reports (such excess amount, a “Seller Overpayment”) and (ii) Roche or the Seller shall have paid to the Purchaser Roche Royalties in an amount equal to the excess of (A) the amount of Roche Royalties that should have been paid to the Purchaser for such period in respect of such actual Roche Net Sales over (B) the amount of Roche Royalties actually paid to the Purchaser for such period, the Purchaser shall [***] after receipt of such Roche Royalties, pay to the Seller the full amount of such Seller Overpayment. If the Purchaser is obligated to make any payment to the Seller under this Section 2.3(d) for the twelve (12) month period ended December 31, 2012, the Seller’s obligations under Section 2.3(c) shall be determined based on such actual Roche Net Sales for the twelve (12) month period ended December 31, 2012.

(e) If (i)(x) it is determined that the actual Roche Net Sales for the twelve (12) month period ended December 31, 2012 or 2013 were less than the Roche Net Sales for such period set forth in the applicable Roche Royalty Reports for such period and (y) the Seller would have been obligated to make a payment to the Purchaser for such period under this Section 2.3 in an amount greater than the amount of the payment actually made by the Seller to the Purchaser for such period under this Section 2.3 if such actual Roche Net Sales had been set forth in such Roche Royalty Reports (such shortfall, a “Seller Underpayment”) and (ii) the Purchaser shall have paid to Roche or the Seller an amount equal to the excess of (A) the amount of Roche Royalties actually paid to the Purchaser for such period over (B) the amount of Roche Royalties that should have been paid to the Purchaser for such period in respect of such actual Roche Net Sales, the Seller shall [***] after receipt of such payment from the Purchaser (or, if the Purchaser shall have made such payment to Roche, documentary evidence reasonably satisfactory to the Seller that Roche received such payment), pay to the Purchaser the full amount of such Seller Underpayment. If the Seller is obligated to make any payment to the Purchaser under this Section 2.3(e) for the twelve (12) month period ended December 31, 2012, the Seller’s obligations under Section 2.3(c) shall be determined based on such actual Roche Net Sales for the twelve (12) month period ended December 31, 2012.

(f) Any and all payments required to be made under this Section 2.3 shall be made in accordance with Section 5.4. A late fee of [***] over the Prime Rate will accrue on all amounts due under this Section 2.3 but unpaid from the date any such payment was due until such payment is made in full.

Section 2.4 No Assumed Obligations. Notwithstanding any provision in this Purchase and Sale Agreement or any other writing to the contrary, the Purchaser is purchasing, acquiring and accepting only the Purchased Assets and is not assuming any liability or obligation of the Seller or any of the Seller’s Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, including any liability or obligation of the Seller under the Counterparty Agreements, the Enzon Agreement or [***]. All such liabilities and obligations shall be retained by, and remain liabilities and obligations of, the Seller or the Seller’s Affiliates, as the case may be (the “Excluded Liabilities and Obligations”).

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Section 2.5 Excluded Assets. The Purchaser does not, by purchase, acquisition or acceptance of the right, title or interest granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of the Seller under any of the Counterparty Agreements, other than the Purchased Assets, or any other assets of the Seller.

Section 2.6 Designee. The Parties agree that the Purchaser may, at or prior to the Closing, designate, in substitution of the Purchaser, an Affiliate of the Purchaser, which Affiliate may not be a Restricted Person (a “Designated Affiliate”), to purchase from the Seller pursuant to Section 2.1, the Purchased Assets described in clause (b) of the definition thereof (the “Designated Assets”) and to exercise the rights of the Purchaser in respect of the Designated Assets under Section 2.1, to own full beneficial and legal ownership of the Designated Assets, and to execute and deliver such agreements and other documents, and to take such other actions, as may be necessary or desirable in connection with the consummation of the purchase and sale of beneficial and legal ownership of the Designated Assets under Section 2.1. If the Purchaser designates a Designated Affiliate under this Section 2.6, then the term “Purchaser,” as used in connection with the right to receive the UCB Royalties and the rights in respect of the Designated Assets under Section 2.1, shall be deemed to refer to such Designated Affiliate. Notwithstanding any such designation of a Designated Affiliate by the Purchaser, (a) all other references to the “Purchaser” in this Purchase and Sale Agreement shall continue to be references to RPI Finance Trust and (b) except for and in respect of the Designated Affiliate’s right to purchase the Designated Assets under Section 2.1, to receive the UCB Royalties pursuant to the UCB Instruction, to exercise the rights of the Purchaser in respect of the Designated Assets under Section 2.1 and to own full beneficial and legal ownership of the Designated Assets, the Designated Affiliate (x) shall not have any rights under this Purchase and Sale Agreement, including any right hereunder to receive any royalty reports, notices or other information, to provide any consent or to exercise or enforce any remedy, it being understood and agreed that all such rights and remedies under this Purchase and Sale Agreement shall be exercised and enforced solely by the Purchaser on behalf of the Designated Affiliate and (y) shall have no recourse, under this Purchase and Sale Agreement or otherwise, against the Seller. For the avoidance of doubt, the Seller shall have no recourse, under this Purchase and Sale Agreement or otherwise, against the Designated Affiliate, or any of its directors, officers, partners, employees, agents or controlling individuals.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser, as of the date hereof, as follows:

Section 3.1 Organization . The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business, as now conducted, and to exercise its rights and to perform its obligations under the Counterparty Agreements. The Seller is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect). Neither the Purchaser nor, to the Knowledge of the Seller, any of its partners, members or controlling Persons, is an Affiliate of the Seller or any of its Subsidiaries.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Section 3.2 No Conflicts.

(a) The execution and delivery by the Seller of any of the Transaction Documents, the performance by the Seller of its obligations hereunder or thereunder or the consummation by the Seller of the transactions contemplated hereby or thereby will not (i) contravene, conflict with or violate any term or provision of any of the organizational documents of the Seller or any of its Subsidiaries, (ii) contravene, conflict with or violate, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Seller or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (iii) result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of, or payment under, or cancel or terminate, (A) except as would not have a Material Adverse Effect, any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Seller or any of its Subsidiaries is a party or by which the Seller or any of its Subsidiaries or any of their respective assets or properties is bound or committed (other than the Counterparty Agreements) or (B) any Counterparty Agreement, or (iv) except as provided in any of the Transaction Documents, result in or require the creation or imposition of any Lien on the Intellectual Property Rights, the Licensed Products, the Counterparty Agreements or the Purchased Assets.

(b) Except for Permitted Liens, the Seller has not granted, nor does there exist, any Lien on or relating to the Counterparty Agreements, the Intellectual Property Rights or the Licensed Products. Except for Liens created under the Transaction Documents and the UCB Consent, the Seller has not granted, nor does there exist, any Lien on or relating to the Purchased Assets. Except for the license granted by the Seller to each Counterparty under the Counterparty Agreements, there are no licenses, sublicenses or other rights under the Intellectual Property Rights that have been granted to any Third Party.

Section 3.3 Authorization. The Seller has all necessary corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents and the performance by the Seller of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Seller. Each of the Transaction Documents has been duly executed and delivered by an authorized officer of the Seller. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 3.4 Ownership. The Seller is the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Purchased Assets and the Intellectual Property Rights. The Seller has duly and legally filed or applied for registration for its ownership interest in the Patents included in the Intellectual Property Rights, including the Patents listed on Exhibit D, in the appropriate agencies and in the jurisdictions listed on Exhibit D. The Purchased Assets sold, contributed, assigned, transferred, conveyed and granted to the Purchaser on the Closing Date have not been pledged, sold, contributed, assigned, transferred, conveyed or granted by the Seller to any other Person. The Seller has full right to sell, contribute, assign, transfer, convey and grant the Purchased Assets to the Purchaser. Upon the sale, contribution, assignment, transfer, conveyance and granting by the Seller of the Purchased Assets to the Purchaser, the Purchaser shall acquire good and marketable title to the Purchased Assets free and clear of all Liens, other than those Liens created under the Transaction Documents and the UCB Consent, and shall be the exclusive owner of the Purchased Assets. The Purchaser shall have the same rights as the Seller would have with respect to the Purchased Assets (if the Seller were still the owner of such Purchased Assets) against any other Person.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Section 3.5 Governmental and Third Party Authorizations. The execution and delivery by the Seller of the Transaction Documents, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by, or filing with, any Governmental Authority or any other Person, except for (i) the filing of a Current Report on Form 8-K with the SEC, (ii) the filing of UCC financing statements, (iii) the notice to UCB contained in the UCB Instruction, (iv) the notice to Roche contained in the Roche Instruction, (v) the Roche Consent and (vi) the UCB Consent.

Section 3.6 No Litigation.

(a) Except as otherwise set forth in Section 3.11(i), there is no action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena or other proceeding (whether civil, criminal, administrative, regulatory or informal) (i) pending or, to the Knowledge of the Seller, threatened by or against the Seller or any of its Subsidiaries that would have a Material Adverse Effect or (ii) pending against the Seller or, to the Knowledge of the Seller, pending or threatened by or against UCB or Roche, in each case in respect of the Counterparty Agreements, the Intellectual Property Rights, the Licensed Products or the Purchased Assets, at law or in equity.

(b) Except as otherwise set forth in Section 3.11(i), there is no inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority (i) pending or, to the Knowledge of the Seller, threatened against the Seller or any of its Subsidiaries that would have a Material Adverse Effect or (ii) pending against the Seller or, to the Knowledge of the Seller, pending or threatened by or against UCB or Roche, in each case in respect of the Counterparty Agreements, the Intellectual Property Rights, the Licensed Products or the Purchased Assets.

(c) To the Knowledge of the Seller, and except for the matters covered by Section 3.11, as to which specific representations and warranties have been negotiated (the intent of the Parties being that any matter within the scope of Section 3.11 is not to be covered by this sentence), no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such action, suit, arbitration proceeding, claim, investigation, proceeding, inquiry or investigation referred to in Sections 3.6(a) or 3.6(b).

Section 3.7 Solvency. Immediately after giving effect to the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds therefrom, (a) the fair value of the Seller’s assets will be greater than the sum of its debts, liabilities and other obligations, including contingent liabilities, (b) the present fair saleable value of the Seller’s assets will be greater than the amount that would be required to pay its probable liabilities on its existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured in the normal course of business, (c) the Seller will be able to realize upon its assets and pay its debts, liabilities and other obligations, including contingent obligations, as they mature, (d) the Seller will not have unreasonably small capital with which to engage in its business, as now conducted and as proposed to be conducted following the Closing Date, (e) the Seller does not have any present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured, (f) the Seller will not have become subject to any Bankruptcy Event and (g) the Seller will not have been rendered insolvent within the meaning of Section 101(32) of Title 11 of

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

the United States Code. For purposes of this Section 3.7, the amount of all contingent obligations at any time shall be computed as the amount that, in light of all facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

Section 3.8 Tax Matters.

(a) No deduction or withholding for or on account of any Tax has been made from any payment to the Seller under either License Agreement and, following the Closing Date, the Seller believes that no such deduction or withholding will be made or is required under currently Applicable Law to be made from any payment to the Licensor under the License Agreements solely by reason of the fact that the Seller is a party to such License Agreement.

(b) There are no existing Liens for Taxes on the Purchased Assets (or any portion thereof).

Section 3.9 No Brokers’ Fees. The Seller has not taken any action that would entitle any person or entity other than Morgan Stanley & Co. LLC, whose fees will be paid by the Seller, to any commission or broker’s fee in connection with the transactions contemplated by this Purchase and Sale Agreement.

Section 3.10 Compliance with Laws. None of the Seller or any of its Subsidiaries (a) has violated or is in violation of, has been given notice of any violation of, or, to the Knowledge of the Seller, is under investigation with respect to or has been threatened to be charged with, any violation of, any Applicable Law or any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority or (b) is subject to any judgment, order, writ, decree, injunction, stipulation or consent order issued or entered by any Governmental Authority, in each case, that would have, individually or in the aggregate, a Material Adverse Effect.

Section 3.11 Intellectual Property Matters. Except as set forth on Schedule 3.11:

(a) Exhibit D sets forth an accurate and complete list of all issued Patents and pending Patents. For each Patent listed on Exhibit D, the Seller has indicated (i) the countries in which such Patent is pending, allowed, granted or issued, (ii) the patent number or patent serial number, (iii) the scheduled expiration date of each such issued Patent, (iv) the expected scheduled expiration date of each Patent issuing from such pending Patent application once issued and (v) the owner thereof.

(b) [***]

(c) [***]

(d) [***]

(e) [***]

(f) [***]

(g) There are no unpaid maintenance or renewal fees payable by the Seller to any Third Party that currently are overdue for any of the Patents. Except as set forth in Exhibit D, no Patents have lapsed or been abandoned, cancelled or expired. To the Knowledge of the Seller, each individual associated with the filing and prosecution of the Patents, including the named inventors of the Patents, has complied in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office,

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

including any duty to disclose to any Patent Office all information known by such inventors to be material to the patentability of the Patents (including any relevant prior art), in each case, in those jurisdictions where such duties exist.

(h) Subsequent to the issuance of each Patent, neither the Seller nor, to the Knowledge of the Seller, either Counterparty, has filed any disclaimer or made or permitted any other voluntary reduction in the scope of such Patent. To the Knowledge of the Seller, no allowable or allowed subject matter of the Patents is subject to any competing conception claims of allowable or allowed subject matter of any patents of any Third Party.

(i) [***], there is no pending or, to the Knowledge of the Seller, threatened opposition, interference, reexamination, injunction, claim, suit, action, citation, summon, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim (collectively, “Disputes”) challenging the legality, validity, scope, enforceability or ownership of any of the Intellectual Property Rights or that would give rise to any Royalty Reduction against the payments due to the Seller under the License Agreements. [***], there are no Disputes by or with any Third Party against the Seller involving either of the Products. The Intellectual Property Rights are not subject to any outstanding injunction, judgment, order, decree, ruling, change, settlement or other disposition of a Dispute.

(j) There is no pending action, suit, proceeding, investigation or claim and, to the Knowledge of the Seller, there is no threatened action, suit, proceeding, investigation or claim, and, to the Knowledge of the Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would reasonably be expected to give rise to or serve as a basis for any action, suit, proceeding, investigation or claim by any Person to which (A) the Seller, or (B) to the Knowledge of the Seller, either Counterparty or any Sublicensee (in the case of this clause (B), solely as any such action, suit, proceeding, investigation or claim relates to the practice of the Intellectual Property Rights under the License Agreements), that claims that the manufacture, use, marketing, sale, offer for sale, importation or distribution of either Product does or could infringe on any patent or other intellectual property rights of any Third Party or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights. To the Knowledge of the Seller, there are no patents issued, and no pending patent applications, owned by any Third Party that, if issued, would limit or prohibit, in any material respect, the manufacture, use or sale of either Product by the Seller, either Counterparty or any of their respective sublicensees.

(k) MIRCERA® is a Roche Licensed Product and CIMZIA® is a UCB Licensed Product.

(l) To the Knowledge of the Seller, there is no Person infringing any of the Intellectual Property Rights, nor has the Seller received any notice under either of the License Agreements of infringement of any of the Intellectual Property Rights.

(m) The Seller and, to the Knowledge of the Seller, each Counterparty has taken all reasonable precautions to protect the secrecy, confidentiality and/or value of the applicable Know-How.

(n) The Intellectual Property Rights constitute all of the intellectual property owned or licensed by the Seller or any of the Seller’s Affiliates necessary for the sale of the Products.

(o) Other than the Products, no Licensed Product is under development by the Seller or any of its Affiliates or, to the Knowledge of the Seller, either Counterparty or any of such Counterparty’s Affiliates.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(p) No legal opinion concerning or with respect to any third party intellectual property rights relating to the Products, including any freedom-to-operate, product clearance, patentability or right-to-use opinion, has been delivered to the Seller.

(q) To the Knowledge of the Seller, there is no Person who is or claims to be an inventor under any Patent who is not a named inventor thereof.

(r) The patent [***] will expire on or before [***].

(s) [***]

(t) [***]

Section 3.12 Regulatory Approval, Manufacturing and Marketing.

(a) To the Knowledge of the Seller, each Counterparty is in compliance with its obligations to develop the Products, seek and obtain and maintain Regulatory Approval for the Products pursuant to the applicable License Agreement.

(b) To the Knowledge of the Seller, each of the Products has received Regulatory Approval for marketing and distribution for the indications and in the countries listed on Exhibit E.

Section 3.13 Counterparty Agreements.

(a) Other than the Transaction Documents, the Counterparty Agreements, the Confidentiality Agreement, the Enzon Agreement and [***], there is no contract, agreement or other arrangement (whether written or oral) to which the Seller or any of its Subsidiaries is a party or by which any of their respective assets or properties is bound or committed that affects or otherwise relates to the Purchased Assets, the Counterparty Agreements or the Intellectual Property Rights.

(b) Attached as Exhibit J are true, correct and complete copies of the Counterparty Agreements. The Seller has provided to the Purchaser true, correct and complete copies of (i) any confidentiality agreement relating to the Counterparty Agreements, (ii) all royalty reports delivered to the Seller by either Counterparty pursuant to Clause 9.1.1 of the Roche License Agreement or Clause 8.1 of the UCB License Agreement, as the case may be and (iii) all material notices and correspondence delivered to, or by, the Seller pursuant to, or relating to, the Counterparty Agreements (excluding, in the case of this clause (iii), any and all Roche Manufacturing Information and UCB Manufacturing Information).

(c) Each of the Counterparty Agreements is in full force and effect and is the legal, valid and binding obligation of the Seller and each Counterparty, enforceable against the Seller and each Counterparty in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and general equitable principles. The Seller is not in breach or violation of or in default under any of the Counterparty Agreements. There is no event or circumstance that, upon notice or the passage of time, or both, would constitute or give rise to any breach or default in the performance of any of the Counterparty Agreements by the Seller or, to the Knowledge of the Seller, either Counterparty.

(d) [***] There are no oral waivers or modifications (or pending requests therefor) in respect of any of the Counterparty Agreements. Except as set forth in [***], neither the Seller nor either Counterparty has agreed to amend or waive any provision of the Counterparty Agreements, and the Seller has not received or submitted any proposal to do so.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(e) Since the First Commercial Sale of the Roche Licensed Product, the Seller has, to the Knowledge of the Seller, received from Roche the full amount of the payments referred to in Section 8.2 of the Roche License Agreement. Since the First Commercial Sale of the UCB Licensed Product, the Seller has, to the Knowledge of the Seller, received from UCB the full amount of the payments referred to in Section 7.2 of the UCB License Agreement. No event has occurred that would give the Seller or either Counterparty the right to terminate any of the Counterparty Agreements or cease paying Royalties under either of the License Agreements. The Seller has not received any notice of an intention by either Counterparty to terminate or breach any of the Counterparty Agreements, in whole or in part, or challenging the validity or enforceability of any of the Counterparty Agreements or the obligation to pay the Royalties under either of the License Agreements, or alleging that the Seller or either Counterparty is currently in default of its obligations under any of the Counterparty Agreements. [***] The Seller has no intention of terminating any of the Counterparty Agreements and has not given either Counterparty any notice of termination of any of the Counterparty Agreements, in whole or in part.

(f) Except as provided in the License Agreements, the Seller is not a party to any agreement providing for any sharing of, or providing for or permitting any right of counterclaim, credit, reduction or deduction by contract or otherwise (a “Royalty Reduction”) or permitting any Set-off against, the Royalties payable to the Licensor.

(g) The Seller has not consented to an assignment by either Counterparty of any of such Counterparty’s rights or obligations under either License Agreement, and the Seller does not have Knowledge of any such assignment by either Counterparty. Except as contemplated by Section 2.1(a) and Section 2.1(d), the Seller has not assigned, in whole or in part, and has not granted, incurred or suffered to exist any Lien (other than Permitted Liens) on, the Counterparty Agreements or any of the Seller’s rights, title or interest in or to the Intellectual Property Rights or the Licensed Products.

(h) Neither the Seller nor either Counterparty has made any claim of indemnification under any of the Counterparty Agreements.

(i) The Seller has not exercised its rights to conduct an audit under either of the License Agreements.

(j) To the Knowledge of the Seller, it has received all amounts owed to it under the License Agreements.

(k) [***]

(l) The Seller has not provided any written notice to UCB pursuant to Clause 3.4 of the UCB License Agreement. Roche has not provided any written notice to the Seller pursuant to Clause 1.1 of the Roche License Agreement.

(m) [***]

(n) [***]

(o) According to data reported by [***], the First Commercial Sale of MIRCERA® occurred [***]. According to data reported by [***], the First Commercial Sale of CIMZIA® occurred [***].

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Section 3.14 UCC Matters. The Seller’s exact legal name is, and for the preceding 10 years has been, “Nektar Therapeutics” or “Inhale Therapeutic Systems, Inc.” The Seller’s principal place of business is, and for the preceding 10 years has been, located in the State of California. The Seller’s jurisdiction of organization is, and for the preceding 10 years has been, the State of Delaware. For the preceding 10 years, the Seller has not been the subject of any merger or other corporate or other reorganization in which its identity or status was materially changed, except in each case where it was the surviving or resulting Person.

Section 3.15 Set-off and Other Sources of Royalty Reduction. Neither Counterparty has any express right of Set-off under any contract or other agreement against the Royalties or any other amounts payable to the Seller under the Counterparty Agreements. Neither Counterparty has exercised, and, to the Knowledge of the Seller, neither Counterparty has had the right to exercise, and no event or condition exists that, upon notice or passage of time, or both, would permit either Counterparty to exercise, any Royalty Reduction or Set-off against the Royalties or any other amounts payable to the Seller under either of the License Agreements, including pursuant to Clause 8.4 of the Roche License Agreement or Clause 7.4 of the UCB License Agreement. To the Knowledge of the Seller, there are no Third Party patents that would provide a basis for a Royalty Reduction. There are no compulsory licenses granted or, to the Knowledge of the Seller, threatened to be granted with respect to the Intellectual Property Rights.

Section 3.16 Margin Stock. The Seller is not engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no portion of the Purchase Price shall be used by the Seller for a purpose that violates Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller, as of the date hereof, as follows:

Section 4.1 Organization. The Purchaser is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2 No Conflicts. The execution and delivery by the Purchaser of any of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of its obligations hereunder or thereunder or the consummation by the Purchaser of the transactions contemplated hereby or thereby will not (i) contravene, conflict with or violate any term or provision of any of the organizational documents of the Purchaser, (ii) contravene, conflict with or violate, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, in any material respect, any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Purchaser or any of its assets or properties may be subject or bound or (iii) result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or give any Person any right to exercise any remedy, or accelerate the maturity or performance of, in any material respect, any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound or committed.

Section 4.3 Authorization. The Purchaser has all necessary trust power and authority to execute and deliver the Transaction Documents to which the Purchaser is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which the Purchaser is party and the

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by the Purchaser. Each of the Transaction Documents to which the Purchaser is party has been duly executed and delivered by the Purchaser. Each of the Transaction Documents to which the Purchaser is party constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and general equitable principles.

Section 4.4 Governmental and Third Party Authorizations. The execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by, or filing with, any Governmental Authority or any other Person, except for the filing of UCC financing statements, the notice to UCB contained in the UCB Instruction and the notice to Roche contained in the Roche Instruction.

Section 4.5 No Litigation. There is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser, at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Purchaser, threatened against the Purchaser, that, in any case challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents.

Section 4.6 [***].

ARTICLE V

COVENANTS

The Parties covenant and agree as follows:

Section 5.1 Books and Records; Notices.

(a) The Seller shall keep and maintain, or cause to be kept and maintained, at all times, full and accurate books and records adequate to reflect accurately all financial information received and all amounts paid or received under the License Agreements.

(b) [***] after receipt by the Seller of (i) (x) notice of the commencement by any Third Party of, or (y) written notice from any Third Party threatening to commence, in either case any action, suit, arbitration proceeding, claim, demand, investigation or other proceeding relating to this Purchase and Sale Agreement, any of the other Transaction Documents, any Counterparty Agreement, any transaction contemplated hereby or thereby or the Purchased Assets (in any case other than any notice contemplated in Section 5.1(d)), or (ii) any other correspondence relating to the foregoing, the Seller shall (A) notify the Purchaser in writing of the receipt of such notice or correspondence and provide the Purchaser with a written summary of all material details thereof and (B) to the extent [***], if such notice is in writing, furnish the Purchaser with a copy thereof and any materials reasonably related thereto; provided, however, that, in any event the Seller may withhold, and shall have no obligation to notify the Purchaser of, or furnish to the Purchaser, any such notice to the extent relating solely to any Roche Manufacturing Information or UCB Manufacturing Information.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c) [***] after receipt by the Seller of any written notice, certificate, offer, proposal, correspondence, report or other communication relating to any Counterparty Agreement, the Royalties, the Intellectual Property Rights, the Purchased Assets or the Licensed Products (in any case, other than any notice contemplated by Section 5.1(b) or 5.1(d)), the Seller shall (i) notify the Purchaser in writing of the receipt thereof and provide the Purchaser with a written summary of all material details thereof and (ii) to the extent [***], furnish the Purchaser with a copy thereof; provided, however, that, in any event the Seller may withhold, and shall have no obligation to notify the Purchaser of, or furnish to the Purchaser, any such notice, certificate, offer, proposal, correspondence, report or other communication to the extent relating solely to any Roche Manufacturing Information or UCB Manufacturing Information.

(d) The Seller shall provide the Purchaser with written notice [***] after obtaining Knowledge of any of the following:

(i) the occurrence of any Bankruptcy Event in respect of the Seller;

(ii) any breach or default by the Seller of or under any covenant, agreement or other provision of any Transaction Document;

(iii) the Seller, any Counterparty or any other Third Party receiving any notice of audit or regulatory action by the FDA (or foreign equivalent thereof) relating to the Licensed Products or the Purchased Assets;

(iv) any representation or warranty made by the Seller in this Purchase and Sale Agreement or any of the other Transaction Documents (or in any certificate delivered by the Seller to the Purchaser pursuant to this Purchase and Sale Agreement) shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made; or

(v) the occurrence or existence of any change, effect, event, occurrence, state of facts, development or condition that has had, or would have, a Material Adverse Effect.

(e) The Seller shall notify the Purchaser in writing [***] any change in, or amendment or alteration of, the Seller’s (i) legal name, (ii) form or type of organizational structure or (iii) jurisdiction of organization.

Section 5.2 Public Announcement. Neither Party shall, and each Party shall cause its Affiliates not to, without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), issue any press release or make any other public disclosure with respect to this Purchase and Sale Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, except if and to the extent that any such release or disclosure is required by Applicable Law, by the rules and regulations of any securities exchange or market on which any security of such Party may be listed or traded or by any Governmental Authority of competent jurisdiction, in which case, the Party proposing to issue such press release or make such public disclosure shall, to the extent reasonably practicable, (a) provide to the other Party a copy of such proposed release or disclosure and (b) consider in good faith any comments or changes that the other Party may propose or suggest. Notwithstanding the foregoing, the Purchaser understands and agrees that the Seller intends to file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Purchase and Sale Agreement and the other Transaction Documents and some or all of the Transaction Documents as exhibits thereto or to another filing with the SEC, provided, that the Seller shall (a) provide to the Purchaser a draft of such filings with the SEC and (b) consider in good faith any comments or changes that the Purchaser may propose or suggest. The Seller and the Purchaser shall jointly prepare a press release for dissemination promptly following the Closing, such press release to be substantially in the form attached hereto as Exhibit F.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Section 5.3 Further Assurances.

(a) Subject to the terms and conditions of this Purchase and Sale Agreement, each Party shall execute and deliver such other documents, certificates, instruments, agreements and other writings, take such other actions and perform such additional acts under Applicable Law as may be reasonably requested by the other Party and necessary to implement expeditiously the transactions contemplated by, and to carry out the purposes and intent of the provisions of, this Purchase and Sale Agreement and the other Transaction Documents, including to (i) perfect the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets to the Purchaser pursuant to this Purchase and Sale Agreement, (ii) perfect, protect, more fully evidence, vest and maintain in the Purchaser good, valid and marketable rights and interests in and to the Purchased Assets free and clear of all Liens (other than Liens under the Transaction Documents and the UCB Consent), (iii) create, evidence and perfect the Purchaser’s back-up security interest granted pursuant to Section 2.1(d) and (iv) enable the Purchaser to exercise or enforce any of the Purchaser’s rights under any Transaction Document to which the Purchaser is party.

(b) The Seller and the Purchaser shall cooperate and provide assistance as reasonably requested by the other Party, at the expense of such other Party (except as otherwise set forth herein), in connection with any litigation, arbitration, investigation or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the Closing Date) to which the other Party, any of its Affiliates or controlling persons or any of their respective officers, directors, managers, employees or controlling persons is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to any Transaction Document, the transactions contemplated hereby or thereby or the Purchased Assets, but in all cases excluding any litigation brought by the Seller (for itself or on behalf of any Seller Indemnified Party) against the Purchaser or brought by the Purchaser (for itself or on behalf of any Purchaser Indemnified Party) against the Seller.

(c) The Seller shall use its commercially reasonable efforts to comply with all Applicable Laws with respect to the Transaction Documents, the Counterparty Agreements and the Purchased Assets, except where compliance therewith is being contested by the Seller in good faith by appropriate proceedings.

(d) The Seller shall not enter into any contract, agreement or other legally binding arrangement (whether written or oral), or grant any right to any other Person, in any case that would reasonably be expected to conflict with the Transaction Documents or serve or operate to limit, circumscribe or alter any of the Purchaser’s rights under the Transaction Documents (or the Purchaser’s ability to exercise any such rights).

(e) The Seller shall (i) perform and comply in all material respects with its obligations under [***] and (ii) shall not, without the prior written consent of the Purchaser, amend, modify, supplement, restate, waive, cancel or terminate (or consent to any cancellation or termination of), in whole or in part, any provision of or right under [***];[***]

(f) Promptly following the Closing, the Seller shall pay all commissions and broker’s fees owed to Morgan Stanley & Co. LLC by the Seller in connection with the transactions contemplated by this Purchase and Sale Agreement.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Section 5.4 Payments on Account of the Purchased Assets.

(a) If, notwithstanding the terms of the Counterparty Instructions, either Counterparty, any Sublicensee or any other Person makes any future payment in respect of the Purchased Assets to the Seller or any of its Subsidiaries, then (i) the portion of such payment that represents Royalties shall be held by the Seller (or such Subsidiary) in trust for the benefit of the Purchaser in a segregated account, (ii) the Seller (or such Subsidiary) shall have no right, title or interest whatsoever in such portion of such payment and shall not create or suffer to exist any Lien thereon and (iii) the Seller (or such Subsidiary) [***] following the receipt by the Seller (or such Subsidiary) of such portion of such payment, shall remit such portion of such payment to the Purchaser Account pursuant to Section 5.4(b) in the exact form received with all necessary endorsements.

(b) The Seller shall make all payments required to be made by it to the Purchaser pursuant to this Purchase and Sale Agreement by wire transfer of immediately available funds, without Set-off or deduction or withholding for or on account of any Taxes (provided that the Purchaser has delivered to the Seller a properly executed IRS Form W-8BEN establishing entitlement to an exemption from withholding under a United States income Tax treaty, or other appropriate form in order to avoid Tax withholding), to the account set forth on Exhibit G (or to such other account as the Purchaser shall notify the Seller in writing from time to time) (the “Purchaser Account”).

(c) If either Counterparty, any Sublicensee or any other Person makes any payment to the Purchaser of royalties payable under Clause 8.2 of the Roche License Agreement or Clause 7.2 of the UCB License Agreement or other amounts in respect of any period occurring prior to the Royalties Commencement Date, then (i) such payment shall be held by the Purchaser in trust for the benefit of the Seller in a segregated account, (ii) the Purchaser shall have no right, title or interest whatsoever in such payment and shall not create or suffer to exist any Lien thereon and (iii) the Purchaser [***] following the receipt by the Purchaser of such payment, shall remit such payment to the Seller Account pursuant to Section 5.4(d) in the exact form received with all necessary endorsements.

(d) The Purchaser shall make all payments required to be made by it to the Seller pursuant to this Purchase and Sale Agreement by wire transfer of immediately available funds, without Set-off or deduction or withholding for or on account of any Taxes (provided that the Seller has delivered to the Purchaser a properly executed IRS Form W-9 or other appropriate form in order to avoid Tax withholding) to the account set forth on Exhibit H (or to such other account as the Seller shall notify the Purchaser in writing from time to time) (the “Seller Account”).

(e) If either Counterparty takes any Set-off against Royalties (other than for any prior overpayment of Royalties actually made to the Purchaser) for any liability, debt or other obligation that the Seller owes or allegedly owes to such Counterparty, then the Seller shall cause the amount of such Set-off to be paid [***] following such Set-off to the Purchaser Account. If such Counterparty subsequently makes a payment to the Purchaser in respect of a Set-off previously taken against Royalties and in respect of which the Seller previously paid to the Purchaser the amount of such Set-off, then the Purchaser shall [***] after the Purchaser receives such payment by such Counterparty, pay to the Seller the amount of such payment.

Section 5.5 Counterparty Agreements.

(a) The Seller (i) shall perform and comply with in all material respects its obligations under the Counterparty Agreements, (ii) shall not, without the prior written consent of the Purchaser, which consent shall be subject to the Consent Standard, (A) forgive, release or compromise any Royalties

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

payable by the applicable Counterparty under either License Agreement, or (B) amend, modify, supplement, restate, waive, cancel or terminate (or consent to any cancellation or termination of), in whole or in part, any provision of or right under any Counterparty Agreement, (iii) shall not enter into any new contract, agreement or legally binding arrangement in respect of the Purchased Assets, the Intellectual Property Rights or the Licensed Products, and (iv) shall not agree to do any of the foregoing. The Seller shall [***] deliver to the Purchaser copies of all fully-executed or definitive writings related to the matters set forth in clauses (ii), (iii) and (iv) of the immediately preceding sentence except to the extent such writing is related solely to Roche Manufacturing Information or UCB Manufacturing Information.

(b) Except as otherwise expressly set forth in this ARTICLE V, the Seller shall not, without the prior written consent of the Purchaser, which consent shall be subject to the Consent Standard, grant or withhold any consent, exercise or waive any right or option, fail to exercise any right or option or deliver to either Counterparty any notice under, in respect of, affecting or relating to the Purchased Assets, the Intellectual Property Rights, the Licensed Products or any Counterparty Agreement. The Seller shall [***] deliver to the Purchaser copies of all fully-executed or definitive writings related to the matters set forth in the immediately preceding sentence except to the extent such writing is related solely to Roche Manufacturing Information or UCB Manufacturing Information.

(c) [***] after receiving (i) (x) notice from either Counterparty, including any notice terminating any Counterparty Agreement (in whole or in part), alleging any breach of or default under any Counterparty Agreement by the Seller or asserting the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under any Counterparty Agreement by the Seller or the right to terminate any Counterparty Agreement (in whole or in part) by such Counterparty, or (y) any other correspondence relating to the foregoing, or (ii) the Seller otherwise has Knowledge of any fact, circumstance or event that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under any Counterparty Agreement by the Seller or the right to terminate any Counterparty Agreement (in whole or in part) by either Counterparty, in each case the Seller shall (A) (x) give written notice thereof to the Purchaser and provide the Purchaser with a written summary of all material details thereof, (y) to the extent [***], include a copy of any written notice received from such Counterparty, and (z) in the case of any breach or default or alleged breach or default by the Seller, describe in reasonable detail any corrective action the Seller proposes to take in respect of such breach or default, and (B) in the case of any breach or default or alleged breach or default by the Seller, use commercially reasonable efforts to cure such breach or default and give written notice to the Purchaser upon curing such breach or default; provided, however, that, if the Seller fails to promptly cure any such breach or default (other than any breach or default that involves solely a Manufacturing Matter), without limiting any other rights it may have, the Purchaser shall, upon written notice to the Seller and to the extent permitted by the Counterparty Agreements, be entitled to take any and all actions the Purchaser considers reasonably necessary to promptly cure such breach or default, and the Seller shall cooperate with the Purchaser for such purpose and reimburse the Purchaser, promptly (but in no event later than three (3) Business Days) following demand, for all out-of-pocket costs and expenses incurred by the Purchaser in connection therewith.

(d) Promptly after the Seller obtains Knowledge of a breach of or default under, or an alleged breach of or default under, either License Agreement by the applicable Counterparty (each, a “Defaulting Party”) or of the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under either License Agreement by the Defaulting

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Party or the right to terminate either License Agreement (in whole or in part) by the Seller, in each case the Seller shall (i) [***] give written notice to the Purchaser and provide the Purchaser with a written summary of all material details thereof and (ii) except for any such breach or default involving solely a Manufacturing Matter, act in accordance with the Purchaser’s instructions to take such permissible actions (including commencing legal action against the Defaulting Party and the selection of legal counsel reasonably satisfactory to the Purchaser) to enforce compliance by the Defaulting Party with the relevant provisions of the applicable License Agreement and to exercise any or all of the Seller’s rights and remedies, whether under such License Agreement or by operation of law, with respect thereto. The Purchaser shall reimburse the Seller, promptly on demand, for all out-of-pocket costs and expenses (including the reasonable fees and expenses of the Seller’s counsel) incurred by the Seller in connection with the Seller’s actions and exercise of rights and remedies pursuant to clause (ii) of the immediately preceding sentence; provided, however, that such out-of-pocket costs and expenses (including the reasonable fees and expenses of the Seller’s counsel) shall be borne by the Seller if (x) such breach, default or termination event or alleged breach, default or termination event results from a breach of or default under any Counterparty Agreement by the Seller or (y) the Seller acts without or contrary to the Purchaser’s direction (if the Seller is required to act as directed by the Purchaser pursuant to this Section 5.5(d)). The Purchaser shall, except to the extent [***], have the right, at its sole cost and expense, to participate in any meeting, discussion, action, suit or other proceeding relating to any such breach, default or termination event or alleged breach, default or termination event, including any counterclaim, settlement discussions or meetings; provided, however, that the Purchaser shall have no such right to participate if the exercise thereof would adversely affect the maintenance by the Seller of any applicable attorney-client privilege (and, in such event, the Parties agree to use commercially reasonable efforts to effect such other arrangements to preserve such privilege, including negotiating to enter into a mutually-acceptable joint defense agreement). Notwithstanding anything to the contrary contained in this ARTICLE V, nothing herein shall prevent, restrict or limit the Purchaser from directly enforcing, at the Purchaser’s sole cost and expense, a Defaulting Party’s payment obligations in respect of the Purchased Assets with counsel selected by the Purchaser in its sole discretion; provided, however, that the Seller shall, except to the extent [***], make available its relevant records and personnel to the Purchaser in connection with any such enforcement and provide reasonable assistance and authority to file and bring any legal action in connection therewith, including, if required, being joined as a party plaintiff, and the Purchaser shall reimburse the Seller, promptly on demand, for all out-of-pocket costs and expenses incurred by the Seller in connection therewith, (x) unless the Defaulting Party’s breach, default or termination event or alleged breach, default or termination event results from a breach of or default under any Counterparty Agreement by the Seller or (y) the Seller acts without or contrary to the Purchaser’s direction in respect of any such breach or default or alleged breach or default (if the Seller is required to act as directed by the Purchaser pursuant to this Section 5.5(d)).

(e) To the extent required or permitted by the applicable Counterparty Agreements and to the extent “commercially reasonable” (as defined below) to do so, the Seller shall (i) take any and all actions, and prepare, execute, deliver and file any and all agreements, documents and instruments, that are reasonably necessary or desirable to diligently preserve and maintain the applicable Patents, including payment of maintenance fees or annuities, at the sole cost and expense of the Seller, (ii) diligently defend (and enforce) the applicable Intellectual Property Rights against infringement or interference by any other Person, and against any claims of invalidity or unenforceability, in any jurisdiction (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of any other Person for declaratory judgment of non-infringement or non-interference) and (iii) when available in respect of any applicable Licensed Product, obtain patents and any corrections, substitutions, reissues and reexaminations thereof and obtain patent term extensions and any other forms of patent term restoration in any country. The Seller shall, except to the extent [***], [***] after receipt thereof, provide to the Purchaser a copy of all substantive written notices or other documentation relating to the patentability,

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

enforceability, validity, scope or term of the Patents, and shall provide the Purchaser with a copy of drafts of any written material proposed to be filed in response thereto. In connection with the Seller’s actions or decisions not to act in respect of matters contemplated by clauses (i), (ii) or (iii) of the first sentence of this Section 5.5(e), the Seller shall consult with, and, in good faith, give due consideration to any reasonable suggestions of, the Purchaser. The Purchaser shall reimburse the Seller, promptly on demand, for [***] of all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of the Seller’s counsel) incurred by the Seller in connection with the Seller’s actions pursuant to clauses (ii) and (iii) of the first sentence of this Section 5.5(e). Notwithstanding the provisions of the preceding sentence, the Purchaser shall not have any obligation to reimburse the Seller for any portion of such costs or expenses to the extent that it would not have been commercially reasonable for the Purchaser to have incurred such expense if it had controlled the decision whether to act in respect of matters contemplated by clauses (i), (ii) or (iii) of the first sentence of this Section 5.5(e). The Seller shall not disclaim or abandon, or fail to take any commercially reasonable action necessary or desirable to prevent the disclaimer or abandonment of, any Intellectual Property Rights. The Purchaser shall, except to the extent [***], have the right, at its sole cost and expense, to participate in any meeting, discussion, action, suit or other proceeding relating to the infringement, legality, validity or enforceability of the Intellectual Property Rights, including any counterclaim, settlement discussions or meetings; provided, however, that the Purchaser shall have no such right to participate if the exercise thereof would adversely affect the maintenance by the Seller of any applicable attorney-client privilege (and, in such event, the Parties agree to use commercially reasonable efforts to effect such other arrangements as will permit the Purchaser to participate in any such meeting, discussion, action, suit or other proceeding while preserving such privilege, including negotiating to enter into a mutually-acceptable joint defense agreement). The Seller shall [***] provide to the Purchaser a copy of any written notice or other documentation received in connection with any such legal action, suit or other proceeding. For purposes of this Section 5.5(e), the determination of what actions are “commercially reasonable” with respect to any Intellectual Property Rights in any country shall be made in the context of actions that would be commercially reasonable for an owner and licensor of such Intellectual Property Rights in such country, which owner and licensor is entitled to the full economic benefit of such Intellectual Property Rights without regard to the transactions contemplated by this Purchase and Sale Agreement or any other business of, or assets owned by, such owner and licensor.

(f) Except in connection with any assignment by the Seller of its rights and a delegation by the Seller of its obligations under this Purchase and Sale Agreement pursuant to and in accordance with Section 9.4, the Seller shall not dispose of, assign or otherwise transfer, in whole or in part, either License Agreement, the Purchased Assets related thereto or any of the Seller’s right, title or interest in or to the applicable Intellectual Property Rights. The Seller shall not grant any Lien on the Intellectual Property Rights or the License Agreements.

Section 5.6 Termination of the Counterparty Agreements; Mergers, Consolidations and Asset Sales Involving Either Counterparty.

(a) Without limiting the provisions of Section 5.5 or any other rights or remedies the Purchaser may have under this Purchase and Sale Agreement, if Roche terminates or provides written notice of termination of the Roche License Agreement or the Roche License Agreement otherwise terminates (whether in whole or in part in respect of any Roche Licensed Product in any country), in any case during the Roche Royalty Term, then the Purchaser shall have [***] to negotiate a license with a Third Party under the Roche Intellectual Property Rights for such Third Party to make, have made, use, import, offer for sale and sell Roche Reagent for any purpose that Roche would have been permitted to make, have made, use, import, offer for sale and sell such Reagent under the Roche License Agreement, and the Seller shall provide assistance to and cooperate with the Purchaser, at the Purchaser’s sole

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

discretion, cost and expense (including the Purchaser’s payment, upon demand, of the Seller’s reasonable attorneys’ fees, if any, in connection therewith), in such efforts as the Purchaser shall undertake in connection with the negotiation of a license under the Roche Intellectual Property Rights to make, have made, use, import, offer for sale and sell Roche Reagent for the sole purpose of using, making, having made, selling and importing any product that would have constituted a Roche Licensed Product under the Roche License Agreement (and, if such termination is only in part in respect of a Roche Licensed Product in a particular country (and not in whole), such license (x) shall apply only to such country and (y) shall not apply to any product that would have constituted a Roche Licensed Product under the Roche License Agreement other than the Roche Licensed Product that was the subject of such termination), which license shall (i) become effective not earlier than the effective date of such termination, (ii) expire not later than the last day of the Roche Royalty Term (and, if such termination is only in part in respect of a Roche Licensed Product in a particular country (and not in whole), the Roche Royalty Term shall be such term that is applicable under the Roche License Agreement for such Roche Licensed Product in such country) and (iii) include terms, conditions and limitations that are not materially less favorable to the Seller, taking into account the sale of the Purchased Assets pursuant to the Transaction Documents, than those contained in the Roche License Agreement, including with respect to obligations and costs imposed on the Seller, disclaimers of the Seller’s liability, intellectual property ownership and control and indemnification of the Seller (any such license, a “Roche New Arrangement”).

(b) Without limiting the provisions of Section 5.5 or any other rights or remedies the Purchaser may have under this Purchase and Sale Agreement, if UCB terminates or provides written notice of termination of the UCB License Agreement or the UCB License Agreement otherwise terminates, other than in violation of this Purchase and Sale Agreement, then the Purchaser shall have [***] to negotiate a license with a Third Party under the UCB Intellectual Property Rights for such Third Party to make, have made, use, import, offer for sale and sell the UCB Reagent for any purpose that UCB would have been permitted to make, have made, use, import, offer for sale and sell such Reagent under the UCB License Agreement, and the Seller shall provide assistance to and cooperate with the Purchaser, at the Purchaser’s sole discretion, cost and expense (including the Purchaser’s payment, upon demand, of the Seller’s reasonable attorneys’ fees, if any, in connection therewith), in such efforts as the Purchaser shall undertake in connection with the negotiation of a license under the UCB Intellectual Property Rights to make, have made, use, import, offer for sale and sell the UCB Reagent for the sole purpose of using, making, having made, selling and importing any product that would have constituted a UCB Licensed Product under the UCB License Agreement, which license shall (i) become effective not earlier than the effective date of such termination, (ii) expire not later than the last day of the UCB Royalty Term (for purposes of this clause (ii), the UCB Royalty Term shall be determined assuming that the UCB License Agreement had not been terminated) and (iii) include terms, conditions and limitations that are not materially less favorable to the Seller, taking into account the sale of the Purchased Assets pursuant to the Transaction Documents, than those contained in the UCB License Agreement, including with respect to obligations and costs imposed on the Seller, disclaimers of the Seller’s liability, intellectual property ownership and control and indemnification of the Seller (any such license, a “UCB New Arrangement”).

(c) Should the Purchaser identify any New Arrangement pursuant to Section 5.6(a) or 5.6(b), the Seller agrees to duly execute and deliver a new license agreement effecting such New Arrangement that satisfies the foregoing requirements promptly upon the written request of the Purchaser.

Section 5.7 Audits.

(a) The Seller shall not, without the prior written consent of the Purchaser, and the Seller shall, upon the written request of the Purchaser, cause an inspection or audit of either Counterparty’s books and records to be conducted pursuant to and in accordance with Clause 8.2 of the UCB License

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Agreement or Clause 9.2 of the Roche License Agreement, as the case may be; provided, however, that (x) the Seller shall retain the exclusive right to inspect and audit each Counterparty’s books and records at any time and from time to time at its sole discretion for payments relating to periods prior to the Royalties Commencement Date and (y) if the Seller makes any payment to the Purchaser in respect of any period under Section 2.3, the Seller shall also have the right to inspect and audit the books and records of Roche at any time and from time to time in respect of such period at the Seller’s sole discretion. For the purposes of exercising the Purchaser’s rights pursuant to this Section 5.7(a) in respect of the UCB License Agreement, the Seller shall appoint such public accounting firm of nationally recognized standing as the Purchaser shall select for such purpose (it being understood and agreed that any such public accounting firm shall, pursuant to Clause 8.2.1 of the UCB License Agreement, be reasonably acceptable to UCB). The Seller and the Purchaser agree that all of the expenses of any inspection or audit carried out at the request of the Purchaser pursuant to this Section 5.7(a) that would otherwise be borne by the Seller pursuant to the applicable License Agreement shall instead be borne by the Purchaser and reimbursed to the Seller promptly on demand, including such reasonable fees and expenses of such public accounting firm as are to be borne by the Seller pursuant to Clause 8.2 of the UCB License Agreement or Clause 9.2 of the Roche License Agreement, as the case may be, together with the Seller’s out-of-pocket costs and expenses incurred in connection with such inspection or audit; provided, however, that, for the avoidance of doubt, any inspection or audit carried out pursuant to the proviso of the first sentence of this Section 5.7(a) shall not be deemed to be carried out at the request of the Purchaser and the Purchaser shall have no obligation to reimburse the Seller, pursuant to this sentence, for any fees, costs or expenses incurred by the Seller in connection therewith. The Seller shall, to the extent [***], furnish to the Purchaser any inspection or audit report prepared in connection with such inspection or audit. To the extent that the disclosure of such inspection or audit report is [***], the Seller shall deliver to the Purchaser a written summary of all material details thereof and a certificate signed by an authorized signatory of the Seller and, to the extent practicable, the public accounting firm conducting such inspection or audit, certifying whether or not the results of such inspection or audit uncovered any discrepancy between the amounts actually paid to the Purchaser in respect of the Purchased Assets and the amounts that should have been paid to the Purchaser in respect of the Purchased Assets.

(b) In the event that any inspection or audit conducted pursuant to Section 5.7(a) uncovers that the amounts actually paid to the Purchaser for any period in respect of the Purchased Assets was greater than the amounts that should have been paid to the Purchaser for such period in respect of the Purchased Assets, the Purchaser shall cause the amount of such overpayment to be paid to the applicable Counterparty [***] after delivery to the Purchaser, pursuant to Section 5.7(a), of the applicable inspection or audit report or certificate, as the case may be, showing such overpayment.

Section 5.8 Tax Matters.

(a) Notwithstanding anything to the contrary in the Transaction Documents, the Seller and the Purchaser shall treat the transactions contemplated by this Purchase and Sale Agreement as a sale of the Purchased Assets for U.S. federal, state and local Tax purposes.

(b) All payments to the Purchaser under this Purchase and Sale Agreement shall be made without any deduction or withholding for or on account of any Tax unless required by Applicable Law; provided that, if deduction or withholding for or on account of any Tax is required by Applicable Law to be made, and is made, from any payment under either License Agreement solely by reason of the fact that the Seller is a party to such License Agreement (a “Specified Tax Withholding”), then the Seller shall, [***] after the Purchaser receives notice thereof, make a payment to Purchaser so that, after making all such required deductions and withholdings (including any deductions and withholdings required with respect to any such additional payment), the Purchaser receives an amount equal to the amount that it

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would have received had no such Specified Tax Withholding been made. For the avoidance of doubt, and without limiting in any way the first sentence of this Section 5.8(b), the Seller shall not be required to make any payment to the Purchaser under this Section 5.8(b) for any Tax [***].

(c) The Seller shall notify the Purchaser in writing [***] following the receipt of any notification by either Counterparty or by an Affiliate of such Counterparty that such Counterparty intends to make any Permitted Tax Withholding. The Seller shall, upon the request of the Purchaser, reasonably cooperate with the Purchaser and use its commercially reasonable efforts to make such filings and take such other actions as may be reasonably necessary and specified by the Purchaser in order to allow an exemption from or reduction of any Permitted Tax Withholding.

(d) The Parties agree not to take any position that is inconsistent with the provisions of this Section 5.8 on any Tax return or in any audit or other Tax-related administrative or judicial proceeding unless the other Party has consented in writing to such actions. If there is an inquiry by any Governmental Authority of the Seller or the Purchaser related to the treatment described in this Section 5.8, the Parties shall cooperate with each other in responding to such inquiry in a commercially reasonable manner that is consistent with this Section 5.8.

Section 5.9 [***].

Section 5.10 Existence. The Seller shall (a) preserve and maintain its existence (provided, however, that nothing in this Section 5.10(a) shall prohibit the Seller from entering into any merger or consolidation with, or selling or otherwise transferring all or substantially all of its assets to, any other Person if the Seller is the continuing or surviving entity or if the surviving or continuing or acquiring entity assumes (either expressly or by operation of law) all of the obligations of the Seller under the Transaction Documents), (b) preserve and maintain its rights, franchises and privileges unless failure to do any of the foregoing would not have a Material Adverse Effect, (c) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such qualifications would have a Material Adverse Effect, including appointing and employing such agents or attorneys in each jurisdiction where it shall be necessary to take action under this Purchase and Sale Agreement, and (d) comply with its organizational documents, except, in the case of this clause (d), for any non-compliance that would not have a Material Adverse Effect.

ARTICLE VI

THE CLOSING

Section 6.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at 9:00 a.m., Eastern Standard Time, on February 28, 2012 (the “Closing Date”) at the offices of Cadwalader, Wickersham & Taft LLP located at One World Financial Center, New York, New York 10281, or on such other date, at such other time or at such other place, in each case as the Parties mutually agree.

Section 6.2 Closing Deliverables of the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

(a) the Roche Bill of Sale and UCB Bill of Sale duly executed by the Seller;

(b) each of the Counterparty Instructions duly executed by the Seller;

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(c) an opinion of Cadwalader, Wickersham & Taft LLP, substantially in the form attached hereto as Exhibit K;

(d) a certificate of an executive officer of the Seller (the statements made in which shall be true and correct on and as of the Closing Date): (i) attaching copies, certified by such officer as true and complete, of (x) the organizational documents of the Seller and (y) resolutions of the governing body of the Seller authorizing and approving the execution, delivery and performance by the Seller of the Transaction Documents and the transactions contemplated hereby and thereby, (ii) setting forth the incumbency of the officer or officers of the Seller who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers and (iii) attaching a copy, certified by such officer as true and complete, of a good standing certificate of the appropriate Governmental Authority of the Seller’s jurisdiction of organization, stating that the Seller is in good standing under the laws of such jurisdiction; and

(e) the Roche Financing Statement and the UCB Financing Statement, to create, evidence and perfect the sale, assignment, transfer, conveyance and grant of the Purchased Assets pursuant to Section 2.1 and the back-up security interest granted pursuant to Section 2.1(d).

Section 6.3 Closing Deliverables of the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

(a) the Roche Bill of Sale and UCB Bill of Sale duly executed by the Purchaser; and

(b) the Purchase Price in accordance with Section 2.2.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification by the Seller. The Seller agrees to indemnify and hold harmless the Purchaser and its Affiliates and any or all of their respective partners, directors, trustees, officers, managers, employees, members, agents and controlling persons (each, a “Purchaser Indemnified Party”) harmless from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Purchaser Indemnified Party, whether or not involving a Third Party Claim, arising out of (a) any breach of any representation or warranty made by the Seller in any of the Transaction Documents or in any certificate delivered by the Seller to the Purchaser in writing pursuant to this Purchase and Sale Agreement (determined without giving effect to any disclosure set forth on Schedule 3.11), (b) any breach of or default under any covenant or agreement of the Seller in any of the Transaction Documents or Counterparty Agreements, (c) any Excluded Liabilities and Obligations or (d) any brokerage or finder’s fees or commissions or similar amounts incurred or owed by the Seller to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Purchase and Sale Agreement; provided, however, that the foregoing shall exclude any indemnification to any Purchaser Indemnified Party (i) that has the effect of imposing on the Seller any recourse liability for Royalties because of the insolvency or other creditworthiness problems of either Counterparty or the insufficiency of the Royalties, whether as a result of the amount of cash flow arising from sales or licensing of the Licensed Products or otherwise, in any case unless resulting from the breach or default by the Seller of or under any of the Transaction Documents or Counterparty Agreements, (ii) for any matter in respect of which any Seller Indemnified Party would be entitled to indemnification under Section 7.2, (iii) to the extent resulting from the bad faith, gross negligence or willful misconduct of any Purchaser Indemnified Party, (iv) to the

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Commission. Confidential Treatment Requested Under

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extent resulting from the failure of either Counterparty to perform any of its obligations under any of the Counterparty Agreements, unless resulting from the breach or default by the Seller of or under any of the Counterparty Agreements or the Transaction Documents or (v) to the extent resulting from acts or omissions of the Seller based upon the written instructions from any Purchaser Indemnified Party. Any amounts due to any Purchaser Indemnified Party hereunder shall be payable by the Seller to such Purchaser Indemnified Party upon demand.

Section 7.2 Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold each of the Seller and its Affiliates and any or all of their respective partners, directors, officers, managers, members, employees, agents and controlling Persons (each, a “Seller Indemnified Party”) harmless from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Seller Indemnified Party, whether or not involving a Third Party Claim, arising out of (a) any breach of any representation or warranty made by the Purchaser in any of the Transaction Documents or any certificate delivered by the Purchaser to the Seller in writing pursuant to this Purchase and Sale Agreement, (b) any breach of or default under any covenant or agreement of the Purchaser in any Transaction Document to which the Purchaser is party or in the Confidentiality Agreement or (c) any brokerage or finder’s fees or commissions or similar amounts incurred or owed by the Purchaser to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Purchase and Sale Agreement; provided, however, that the foregoing shall exclude any indemnification to any Seller Indemnified Party (i) to the extent resulting from the bad faith, gross negligence or willful misconduct of any Seller Indemnified Party, (ii) for any matter in respect of which any Purchaser Indemnified Party would be entitled to indemnification under Section 7.1 or (iii) to the extent resulting from acts or omissions of the Purchaser based upon the written instructions from any Seller Indemnified Party. Any amounts due to any Seller Indemnified Party hereunder shall be payable by the Purchaser to such Seller Indemnified Party upon demand.

Section 7.3 Procedures for Third Party Claims. If any Third Party Claim shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to Section 7.1 or Section 7.2, the indemnified party shall, promptly after receipt of notice of the commencement of such Third Party Claim, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 7.1 or Section 7.2 unless, and only to the extent that, the indemnifying party is actually prejudiced by such omission. In the event that any Third Party Claim is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof in accordance with this Section 7.3, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such Third Party Claim, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the sole cost and expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (c) the named parties to any such Third Party Claim (including any impleaded parties) include both the indemnifying party and the indemnified party and representation

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Commission. Confidential Treatment Requested Under

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of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of counsel to the indemnified party. It is agreed that the indemnifying party shall not, in connection with any Third Party Claim or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any Third Party Claim effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or discharge of any pending or threatened Third Party Claim in respect of which any indemnified party is or could have been a party and indemnity could be sought hereunder by such indemnified party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional, full written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not impose any continuing obligations or restrictions other than customary and reasonable confidentiality obligations relating to such claim, settlement or compromise.

Section 7.4 Other Claims . A claim by an indemnified party under this ARTICLE VII for any matter not involving a Third Party Claim and in respect of which such indemnified party would be entitled to indemnification hereunder may be made by delivering, in good faith, a written notice of demand to the indemnifying party, which notice shall contain (a) a description and the amount of any Losses incurred or suffered or reasonably expected to be incurred or suffered by the indemnified party, (b) a statement that the indemnified party is entitled to indemnification under this ARTICLE VII for such Losses and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Losses. For all purposes of this Section 7.4, the Seller shall be entitled to deliver such notice of demand to the Purchaser on behalf of the Seller Indemnified Parties, and the Purchaser shall be entitled to deliver such notice of demand to the Seller on behalf of the Purchaser Indemnified Parties.

Section 7.5 Time Limitations.

(a) The Seller shall have liability under Section 7.1 with respect to any breach of any representation or warranty made by the Seller in any of the Transaction Documents or certificates delivered by the Seller to the Purchaser in writing pursuant to this Purchase and Sale Agreement only if the Purchaser notifies the Seller of a claim, specifying the factual basis of such claim in reasonable detail: [***]

(b) The Purchaser shall have liability under Section 7.2 with respect to any breach of any representation or warranty made by the Purchaser in any of the Transaction Documents or any certificate delivered by the Purchaser to the Seller in writing pursuant to this Purchase and Sale Agreement [***], only if, [***], the Seller notifies the Purchaser of a claim, specifying the factual basis of such claim in reasonable detail.

Section 7.6 Exclusive Remedy. Except in the case of actual fraud or intentional breach and except as set forth in Section 9.2, the indemnification afforded by this Article VII shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by a Party in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation or warranty made by a Party in any of the Transaction Documents or any certificate delivered by a Party to the other Party in writing pursuant to this Purchase and Sale Agreement or any breach of or default under any covenant or agreement by a Party pursuant to any Transaction Document.

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Commission. Confidential Treatment Requested Under

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Section 7.7 Limitations. Notwithstanding anything herein to the contrary, but subject to the remainder of this Section 7.7, in no event shall any Seller Indemnified Party or Purchaser Indemnified Party have any liability for, or Losses be deemed to include, any special, punitive or exemplary damages, or any lost profits, whether in contract or tort, regardless of whether the other Party shall be advised, shall have reason to know, or in fact shall know of the possibility of such damages suffered or incurred by any such Seller Indemnified Party or Purchaser Indemnified Party in connection with this Purchase and Sale Agreement any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, except to the extent any such damages are actually paid to a Third Party in accordance with Section 7.3. Notwithstanding the foregoing, the limitations set forth in this Section 7.7 shall not apply to any claim for indemnification hereunder in the case of actual fraud or intentional breach. In addition, the Parties acknowledge and agree that (a) the Purchaser’s Losses, if any, for any indemnifiable events under this Purchase and Sale Agreement will typically include Losses for Royalties that the Purchaser was entitled to receive in respect of its ownership of the Purchased Assets but did not receive timely or at all due to such indemnifiable event and (b) the Purchaser shall be entitled to make indemnification claims for all such missing or delayed Royalties that the Purchaser was entitled to receive in respect of its ownership of the Purchased Assets as Losses hereunder (which claims shall be reviewed and assessed by the Parties in accordance with the procedures set forth in this ARTICLE VII), and such missing or delayed Royalties shall not be deemed special, punitive or exemplary damages, or lost profits for any purpose of this Purchase and Sale Agreement.

ARTICLE VIII

TERMINATION

Section 8.1 Termination of Agreement. This Purchase and Sale Agreement shall terminate on the earlier of (a) [***] after the later of (i) the last day of the Roche Royalty Term and (ii) the last day of the UCB Royalty Term, (b) [***] after the date on which both the Roche License Agreement and the UCB License Agreement shall have terminated (in whole) and the Purchaser shall cease to have any rights to negotiate or pursue New Arrangement(s) in respect thereof pursuant to Section 5.6 and, if a New Arrangement is entered into, then [***] after the date on which such New Arrangement shall have terminated (in whole), and (c) mutual written agreement of the Purchaser and the Seller.

Section 8.2 Effect of Termination. Upon the termination of this Purchase and Sale Agreement pursuant to Section 8.1, this Purchase and Sale Agreement shall become void and of no further force and effect; provided, however, that (a) the provisions of Section 5.2, ARTICLE VII, this ARTICLE VIII and ARTICLE IX shall survive such termination and shall remain in full force and effect, (b) if, upon the termination of this Purchase and Sale Agreement, any Royalties or other amounts are payable to the Purchaser, this Purchase and Sale Agreement shall remain in full force and effect until any and all such payments have been made in full, and (except as provided in this Section 8.2) solely for that purpose, and (c) nothing contained in this Section 8.2 shall relieve either Party from liability for any breach of this Purchase and Sale Agreement that occurs prior to termination.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Survival. All representations, warranties and covenants made in this Purchase and Sale Agreement, in any other Transaction Document or in any certificate delivered pursuant to this Purchase and Sale Agreement shall survive the execution and delivery of this Purchase and Sale Agreement and the Closing. The rights hereunder to indemnification, payment of Losses or other remedies based on any such representation, warranty or covenant shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any

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Commission. Confidential Treatment Requested Under

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time (whether before or after the execution and delivery of this Purchase and Sale Agreement or the Closing) in respect of the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant.

Section 9.2 Specific Performance. Each Party acknowledges and agrees that, if it fails to perform any of its obligations under any of the Transaction Documents, the other Party will have no adequate remedy at law. In such event, each Party agrees that the other Party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Purchase and Sale Agreement.

Section 9.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent by registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier (costs prepaid and receipt requested), (c) on the date personally delivered to an authorized officer of the Party to which sent or (d) on the date transmitted by facsimile with a confirmation of receipt, addressed to the recipient as follows:

if to the Seller, to:

Nektar Therapeutics

455 Mission Bay Boulevard South

San Francisco, California 94158

Attention: General Counsel

Telephone: 415-482-5600

Facsimile: 415-339-5322

with a copy to (which shall not constitute notice):

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Christopher Cox

Telephone: 212-504-6888

Facsimile: 212-504-6666

with another copy to (which shall not constitute notice):

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

Attention: Sam Zucker

Telephone: 650-473-2638

Facsimile: 650-473-2601

if to the Purchaser, to:

RPI Finance Trust

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

Facsimile: (302) 636-4140

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Commission. Confidential Treatment Requested Under

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with a copy to (which shall not constitute notice):

RP Management, LLC

110 E. 59th Street, Suite 3300

New York, New York 10022

Attention: Pablo Legorreta

Facsimile: (212) 883-2260

with another copy to (which shall not constitute notice):

Goodwin | Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

Attention: Kingsley Taft	Arthur McGivern
Telephone:(617) 570-1222	(617) 570-1971
Facsimile:(617) 523-1231	(617) 523-1231

Each Party may, by notice given in accordance herewith to the other Party, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

Section 9.4 Successors and Assigns. The Seller shall not be entitled to assign any of its rights or delegate any of its obligations under this Purchase and Sale Agreement without the prior written consent of the Purchaser, except that the Seller may, without the consent of the Purchaser, assign its rights and delegate its obligations under this Purchase and Sale Agreement to any other Person into which it may merge, with which it may consolidate or to which it may sell all or substantially all of its assets or all of the business to which either License Agreement relates if such License Agreement, the UCB Intellectual Property Rights or the Roche Intellectual Property Rights, related to such License Agreement and the rights and obligations of the Seller hereunder related thereto are transferred together to such other Person; and provided, however, that the assignee under such assignment agrees to be bound by the terms of the Transaction Documents and furnishes a written agreement to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, to that effect. The Purchaser may, without the consent of the Seller, assign any of its rights and delegate any of its obligations under this Purchase and Sale Agreement without restriction; provided, however, that, notwithstanding anything to the contrary set forth in this Purchase and Sale Agreement, the Purchaser shall not, without the prior written consent of the Seller, (i) assign any of the Purchased Assets if such assignment would be inconsistent with or violate any of the provisions contained in either of the License Agreements that are enforceable, (ii) assign any of its rights or delegate any of its obligations to any Person that is a Restricted Person or (iii) assign any of its rights or delegate any of its obligations if any such assignment or delegation would otherwise be inconsistent with or violate any of the provisions contained in either of the License Agreements. The Purchaser shall give written notice to the Seller of any assignment permitted by this Section 9.4 promptly (but in any event within three (3) Business Days) after the occurrence thereof. The Seller shall be under no obligation to reaffirm any representations, warranties or covenants made in this Purchase and Sale Agreement or any of the other Transaction Documents or take any other action in connection with any such assignment by the Purchaser. Any purported assignment of rights or delegation of obligations in

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Commission. Confidential Treatment Requested Under

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violation of this Section 9.4 will be void. Subject to the foregoing, this Purchase and Sale Agreement will apply to, be binding upon, and inure to the benefit of, the successors and permitted assigns of the Parties. For the avoidance of doubt, nothing in this Section 9.4 shall be construed as limiting the provisions of Section 2.6.

Section 9.5 Independent Nature of Relationship. The relationship between the Seller and the Purchaser is solely that of seller and purchaser, and neither the Seller nor the Purchaser has any fiduciary or other special relationship with the other Party or any of its Affiliates. This Purchase and Sale Agreement is not a partnership or similar agreement, and nothing contained herein or in any other Transaction Document shall be deemed to constitute the Seller and the Purchaser as a partnership, an association, a joint venture or any other kind of entity or legal form for any purposes, including any Tax purposes. The Parties agree that they shall not take any inconsistent position with respect to such treatment in a filing with any Governmental Authority.

Section 9.6 Entire Agreement. This Purchase and Sale Agreement, together with the Exhibits and Schedules hereto, the other Transaction Documents and the Confidentiality Agreement, constitute a complete and exclusive statement of the terms of agreement between the Parties, and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties, with respect to the subject matter of this Purchase and Sale Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits or Schedules hereto or the other Transaction Documents) has been made or relied upon by either Party.

Section 9.7 Governing Law.

(a) THIS PURCHASE AND SALE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of (i) the United States District Court for the Southern District of New York and (ii) the Supreme Court of the State of New York, Borough of Manhattan, for purposes of any claim, action, suit or proceeding arising out of this Purchase and Sale Agreement, any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, and agrees that all claims in respect thereof shall be heard and determined only in such courts. Each Party agrees to commence any such claim, action, suit or proceeding only in the United States District Court for the Southern District of New York or, if such claim, action, suit or proceeding cannot be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, Borough of Manhattan, and agrees not to bring any such claim, action, suit or proceeding in any other court. Each Party hereby waives, and agrees not to assert in any such claim, action, suit or proceeding, to the fullest extent permitted by Applicable Law, any claim that (i) such Party is not personally subject to the jurisdiction of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts or (iii) any claim, action, suit or proceeding commenced in such courts is brought in an inconvenient forum. Each Party agrees that a final judgment in any such claim, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each Party acknowledges and agrees that this Section 9.7(b) constitutes a voluntary and bargained-for agreement between the Parties.

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17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c) The Parties agree that service of process in any claim, action, suit or proceeding referred to in Section 9.7(b) may be served on either Party anywhere in the world, including by sending or delivering a copy of such process to such Party in any manner provided for the giving of notices in Section 9.3. Nothing in this Purchase and Sale Agreement will affect the right of either Party to serve process in any other manner permitted by Applicable Law. Each Party waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 9.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PURCHASE AND SALE AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PURCHASE AND SALE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

Section 9.9 Severability. If one or more provisions of this Purchase and Sale Agreement are held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be excluded from this Purchase and Sale Agreement and the balance of this Purchase and Sale Agreement shall be interpreted as if such provision were so excluded and shall remain in full force and effect and be enforceable in accordance with its terms. Any provision of this Purchase and Sale Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 9.10 Counterparts. This Purchase and Sale Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Purchase and Sale Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or other similar means of electronic transmission, including “PDF”, and such facsimile or other electronic transmission shall be deemed an original.

Section 9.11 Amendments; No Waivers. Neither this Purchase and Sale Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the Parties. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on either Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.12 No Third Party Rights. Other than the Parties, no Person will have any legal or equitable right, remedy or claim under or with respect to this Purchase and Sale Agreement or any of the

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

other Transaction Documents. This Purchase and Sale Agreement may be amended or terminated, and any provision of this Purchase and Sale Agreement may be waived, without the consent of any Person who is not a Party. The Seller shall enforce any legal or equitable right, remedy or claim under or with respect to this Purchase and Sale Agreement for the benefit of the Seller Indemnified Parties and the Purchaser shall enforce any legal or equitable right, remedy or claim under or with respect to this Purchase and Sale Agreement for the benefit of the Purchaser Indemnified Parties. Notwithstanding the foregoing, and without limiting the generality of the last sentence of Section 2.6 and the last sentence of Section 9.4, nothing in this Section 9.12 shall be construed as limiting the rights of the Designated Affiliate, if any, under Section 2.6.

Section 9.13 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Purchase and Sale Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 9.14 Trustee Capacity of Wilmington Trust Company. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely in its trustee capacity, in the exercise of the powers and authority conferred and vested in it under [***], (ii) each of the representations, undertakings and agreements herein made on the part of the Purchaser is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Purchaser and (iii) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Agreement or any related documents.

{SIGNATURE PAGE FOLLOWS}

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the Parties have executed this Purchase and Sale Agreement as of the day and year first written above.

NEKTAR THERAPEUTICS

By:	/s/ John Nicholson
	Name:	John Nicholson
	Title:	Senior Vice President and Chief Financial Officer

RPI FINANCE TRUST

By:	Wilmington Trust Company, not in its individual capacity but solely in its capacity as owner trustee

By:	[***]
	Name:	[***]
	Title:	[***]